EXHIBIT 10.2

FIRST AMENDMENT
TO THE
AMENDED AND RESTATED
SYNCHRONY FINANCIAL
EXECUTIVE SEVERANCE PLAN
WHEREAS, Synchrony Financial (the “Company”) maintains the Amended and Restated Synchrony Financial Executive Severance Plan (the “Plan”);
WHEREAS, pursuant to Section 7 of the Plan, the Plan may be amended by the Management Development and Compensation Committee of the Board of Directors of the Company (the “Committee”); and
WHEREAS, the Committee desires to amend the Plan to increase the severance benefits made available under the Plan (the “Amendment”).
NOW, THEREFORE, BE IT RESOLVED, that, effective as of the date hereof, the Plan hereby is amended as follows:

1.	Section 1(q) (definition of “Severance Base Salary Amount”) of the Plan is hereby amended in its entirety to read as follows:
“Severance Base Salary Amount” means, as determined by the Plan Administrator:
(i) with respect to a Group One Participant (A) who is notified after October 1, 2020 and on or before the notification end date of December 31, 2020 that he or she will incur a Separation from Service by reason of a Qualifying Termination (as determined by the Plan Administrator), ten (10) months’ of such Participant’s annual base salary and (B) who is not described in clause (A) of this subsection, six (6) months’ of such Participant’s annual base salary;
(ii) with respect to a Group Two Participant (A) who is notified after October 1, 2020 and on or before the notification end date of December 31, 2020 that he or she will incur a Separation from Service by reason of a Qualifying Termination (as determined by the Plan Administrator), sixteen (16) months’ of such Participant’s annual base salary and (B) who is not described in clause (A) of this subsection, twelve (12) months’ of such Participant’s annual base salary; and
(iii) with respect to a Group Three Participant, eighteen (18) months’ of such Participant’s annual base salary.

2.	Section 1(r) (definition of “Severance Period”) of the Plan is hereby amended in its entirety to read as follows:
“Severance Period” means the period commencing on a Participant’s Termination Date and ending,

(i) with respect to a Group One Participant (A) who is notified after October 1, 2020 and on or before the notification end date of December 31, 2020 that he or she will incur a Separation from Service by reason of a Qualifying Termination (as determined by the Plan Administrator), ten (10) months after the Termination Date and (B) who is not described in clause (A) of this subsection, six (6) months after the Termination Date;
(ii) with respect to a Group Two Participant (A) who is notified after October 1, 2020 and on or before the notification end date of December 31, 2020 that he or she will incur a Separation from Service by reason of a Qualifying Termination (as determined by the Plan Administrator), sixteen (16) months after the Termination Date and (B) who is not described in clause (A) of this subsection, twelve (12) months after the Termination Date; and
(iii) with respect to a Group Three Participant, eighteen (18) months after the Termination Date.

IN WITNESS WHEREOF, the Committee has caused this instrument to be executed by its duly authorized agent as of [______ __], 2020.

SYNCHRONY FINANCIAL
By:
Name:
Title: